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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Viacom International Inc. of our report dated February 14, 1996 included in Item 8 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1995 and of our reports dated June 3, 1994 appearing on page F-2 and page 4 of
Item 14(a) in the Paramount Communications Inc. Transition Report on Form 10-K for the eleven month period ended March 31, 1994, as amended by Form 10-K/A Amendment No. 1 dated July 29, 1994 and as further amended by Form 10-K/A Amendment No. 2 dated August 12, 1994 included in the Viacom Inc. Current Report on Form 8-K filed with the Securities and Exchange Commission on April 14, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
Price Waterhouse LLP

New York, New York

June 20, 1996